UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2018

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 25, 2018, Teradyne, Inc. (the “Company”) acquired Mobile Industrial Robots ApS, a Danish limited liability company (“MiR”) pursuant to a Share Sale and Purchase Agreement dated April 25, 2018 (the “Purchase Agreement”) with the holders of all the issued and outstanding shares of MiR, Teradyne Robotics Holdings Denmark ApS, a Danish limited liability company and wholly owned indirect subsidiary of the Company (the “Buyer”), and Thomas Visti Jensen, as the Sellers’ Representative.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer acquired all the issued and outstanding shares of MiR (the “Acquisition”), for an aggregate purchase price of approximately €121 million ($148 million), net of MiR’s cash and debt, paid at closing and up to an additional €101 million ($124 million at the current exchange rate) payable upon the achievement of certain revenue-based performance targets through 2020. €24.4 million was withheld from the amount otherwise payable at closing and deposited in an indemnification escrow. The Purchase Agreement includes customary representations and warranties, covenants and indemnification.

The foregoing is a summary of the terms of the Purchase Agreement, and does not purport to summarize or include all terms relating to the transactions contemplated by the Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2018. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement. In addition, the representations and warranties contained in the Purchase Agreement (i) are qualified by information disclosed to the Company and the Buyer in a virtual data room, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition, which subsequent information may or may not be fully reflected in the Company’s or MiR’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or MiR or any of their respective subsidiaries or affiliates.

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2018, Teradyne, Inc. (“Teradyne”) issued a press release regarding its financial results for the first quarter ended April 1, 2018. Teradyne’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Items

On April 25, 2018, the Company issued a press release announcing that it had entered into the Purchase Agreement and simultaneously completed the Acquisition. A copy of the press release is filed as Exhibit 99.2 attached hereto and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibit, contains forward-looking statements regarding the Acquisition, additional payments to the former MiR shareholders, Teradyne’s future financial results, and MiR’s future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which MiR operates; market acceptance of MiR’s new products; competition from both larger, more established and emerging companies in MiR’s markets; the protection of MiR’s intellectual property; potential infringement of third party intellectual property rights; the recruitment and retention of key employees; product warranty claims; compliance with product safety regulations and standards; Teradyne’s ability to successfully grow MiR’s business; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The forward-looking statements provided by Teradyne in this Current Report on Form 8-K, including the Exhibit, represent management’s views as of the date of this report. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this Current Report on Form 8-K, including the Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated April 24, 2018.

99.2	Press Release dated April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: April 25, 2018	By:	/S/ GREGORY R. BEECHER
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer